UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013
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ROI ACQUISITION CORP.

(Exact name of registrant as specified in its charter)
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Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 825-0400

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On May 8, 2013, ROI Acquisition Corp. (the “Company”), entered into an Amendment No. 1 to the Business Combination Agreement and Plan of Merger (the “Amendment”) which Amendment amends the Business Combination Agreement and Plan of Merger (the “Merger Agreement”, and the transactions contemplated thereby, the “Business Combination”), dated as of January 31, 2013, by and among the Company, ROI Merger Sub Corp., ROI Merger Sub LLC, and EveryWare Global, Inc. (“EveryWare”).

The Amendment provides for the following changes to the closing conditions contemplated by the Merger Agreement: (i) the removal of the condition that the shares of common stock to be issued by the Company pursuant to the Merger Agreement shall have been approved for listing on the NASDAQ Capital Market and (ii) the addition of a condition that the holders of at least 65% of the outstanding public warrants approve an amendment (in addition to the amendments proposed in the Company’s definitive proxy statement dated April 29, 2013) to the Company’s Warrant Agreement. The proposed amendment to the Warrant Agreement would also: (a) reduce by 50% the number of shares of the Company’s common stock for which warrants are exercisable (from one share to one-half share), with the warrant price being proportionally reduced to $6.00 per half share, and (b) provide for the cashless exercise of the public warrants under certain circumstances at the election of the post-merger company. If this amendment is approved, each holder of a warrant immediately prior to the Business Combination will receive $0.50 per warrant, which will be payable promptly following the closing.

A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Amendment is qualified in its entirety by reference thereto.

Item 8.01   Other Event.

On May 9, 2013, the Company filed with the SEC a Registration Statement on Form S-4 containing a preliminary proxy statement/prospectus, which is the same as the definitive proxy statement previously filed by the Company with the SEC on April 29, 2013, except that it has been revised to reflect the Amendment and the additional proposed amendments to the Warrant Agreement. The Company was required to include the proxy statement/prospectus in a Form S-4 because the amendment to the warrants could be viewed under securities laws as the issuance of a new security. In connection with the proposed amendment to the Warrant Agreement and the need to file the Form S-4, the Company issued a press release on May 9, 2013 announcing the execution of the Amendment and that it has rescheduled the special meeting in lieu of the 2013 annual meeting of its stockholders and the special meeting of its public warrantholders to May 21, 2013, one week later than previously scheduled, being held to consider and vote upon several proposals related to the Business Combination. As previously disclosed, holders of record of the Company’s common stock and public warrants at the close of business on April 15, 2013 will be entitled to notice of the special meeting in lieu of the 2013 annual meeting of stockholders and the special meeting of public warrantholders, respectively, and to vote at the special meeting in lieu of the 2013 annual meeting of stockholders and the special meeting of public warrantholders (and any adjournments or postponements thereof), respectively. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Additional Information About the Business Combination and Where to Find It

The Company has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a proxy statement and prospectus in connection with the Business Combination and will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders and public warrantholders.  The Company’s stockholders, public warrantholders and other interested persons are advised to read the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus in connection with the Company’s solicitation of proxies for its stockholders’ and public warrantholders’ meetings to be held to, among other things, approve the Business Combination because the proxy statement/prospectus will contain important information about the Company, EveryWare and the Business Combination. The definitive proxy statement/prospectus will be mailed to stockholders and public warrantholders of record of the Company as of April 15, 2013. Stockholders and public warrantholders will also be able to obtain copies of the proxy statement/prospectus, without charge, at the SEC’s website at http://www.sec.gov or by directing a request to: ROI Acquisition Corp., 601 Lexington Avenue, 51st Floor, New York, New York 10022, Attn.: Joseph A. De Perio, President.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders and public warrantholders with respect to the Business Combination. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s Registration Statement (and will be included in the definitive proxy statement/prospectus).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

2.1*	Amendment No. 1 to the Business Combination Agreement and Plan of Merger, dated May 8, 2013 among ROI Acquisition Corp., ROI Merger Sub Corp., ROI Merger Sub LLC and EveryWare Global, Inc.

99.1*	Press Release, dated May 9, 2013.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROI Acquisition Corp.

Dated: May 9, 2013	By: /s/ Thomas J. Baldwin
Name: Thomas J. Baldwin Title: Chairman and Chief Executive Officer

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1*	Amendment No. 1 to the Business Combination Agreement and Plan of Merger, dated May 8, 2013 among ROI Acquisition Corp., ROI Merger Sub Corp., ROI Merger Sub LLC and EveryWare Global, Inc.

99.1*	Press Release, dated May 9, 2013.

* Filed herewith.